FORM OF PROXY CARD

                               HSBC INVESTOR TRUST

                 HSBC INVESTOR CONSERVATIVE INCOME STRATEGY FUND

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                                   2 EASY WAYS TO VOTE YOUR PROXY

                                         To vote by phone call toll-free
                                   1-800[          ] and follow the recorded
                                   instructions.

                                         MAIL: Return the signed Proxy Card in
                                   the accompanying envelope which requires no postage if mailed in the United States.

                                   IF YOU VOTE BY TELEPHONE, DO NOT
                                   MAIL BACK THIS CARD.
                                   ---------------------------------------------

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 10, 2007

The undersigned holder of shares of beneficial interest of the HSBC INVESTOR CONSERVATIVE INCOME STRATEGY FUND (the "Conservative Income Fund") hereby constitutes and appoints [ ], or in his absence, [ ], as proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Fund to be held on Monday, September 10, 2007 at 10:00 a.m., Eastern time, and at any and all adjournments thereof, relating to all shares of the Conservative Income Fund held by the undersigned or relating to all shares of the Conservative Income Fund held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies previously given by the undersigned relating to the meeting are hereby revoked.

Specify your desired action by check marks in the appropriate space. This proxy will be voted as specified. If no specification is made, the proxy will be voted in favor of each item. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to any other matters that properly come before the Special Meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED ENVELOPE
AS SOON AS POSSIBLE.

Date:_________________, 2007

Signature (Sign in the Box)

Please sign exactly as your name or names appear on the left. Joint owners should each sign personally. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by preside or other authorized Officer. If a partnership, please sign in partnership name by authorized person.
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Please  fill in one of the  boxes as shown  using  black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE REORGANIZATION. THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSAL REFERRED TO AND ACCORDING TO THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE BOARD RECOMMENDS YOUR VOTE IN FAVOR OF THE REORGANIZATION:

                                                         FOR   AGAINST   ABSTAIN
                                                         |_|     |_|       |_|

1. To approve a Plan of Reorganization providing for
(i) the acquisition of all of the assets of the Conservative Income Fund by the Conservative Growth
Fund in exchange for shares of the Conservative Growth
Fund and the assumption of all liabilities of the Conservative Income Fund by the Conservative Growth
Fund and (ii) the subsequent Termination and liquidation of the Conservative Income Fund

2. In their discretion, the proxies are authorized to transact any other business that may properly come before the meeting or any adjournment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.